Exhibit 4.51

THIS THIRD SUPPLEMENTAL INDENTURE, dated as of June 30, 2003 between Vantico Group S.A., a company organized under the laws of the Grand Duchy of Luxembourg (the “Company”), and The Bank of New York, a New York banking corporation, acting through its London Branch, as trustee (the “Trustee”).

W I T N E S S E T H:

WHEREAS, in accordance with Section 9.02 of the Indenture, dated as of August 1, 2000 between the Company and the Trustee, relating to the Company’s 12% Senior Notes due 2010 (the “Indenture”), the Company and the Trustee desire to amend the Indenture as provided for below; and

WHEREAS, all things necessary to make this Supplemental Indenture a valid supplement to the Indenture according to the terms of this Supplemental Indenture and the terms of the Indenture have been done;

NOW THEREFORE, THE PARTIES HERETO AGREE AS FOLLOWS:

SECTION 1.1.  Certain Terms Defined in the Indenture.  All capitalized terms used herein without definition shall have the meanings ascribed thereto in the Indenture.

SECTION 1.2.  Amendment of Article IV.  Article IV of the Indenture is hereby amended as follows:

(a)           Section 4.02 of the Indenture shall be replaced in its entirety with the following text: “SECTION 4.02  [INTENTIONALLY DELETED]”.

(b)           Section 4.03 of the Indenture shall be replaced in its entirety with the following text: “SECTION 4.03  [INTENTIONALLY DELETED]”.

(c)           Section 4.04 of the Indenture shall be replaced in its entirety with the following text: “SECTION 4.04  [INTENTIONALLY DELETED]”.

(d)           Section 4.05 of the Indenture shall be replaced in its entirety with the following text: “SECTION 4.05  [INTENTIONALLY DELETED]”.

(e)           Section 4.06 of the Indenture shall be replaced in its entirety with the following text: “SECTION 4.06  [INTENTIONALLY DELETED]”.

(f)            Section 4.07 of the Indenture shall be replaced in its entirety with the following text: “SECTION 4.07  [INTENTIONALLY DELETED]”.

(g)           Section 4.08 of the Indenture shall be replaced in its entirety with the following text: “SECTION 4.08  [INTENTIONALLY DELETED]”.

(h)           Section 4.10 of the Indenture shall be replaced in its entirety with the following text: “SECTION 4.10  [INTENTIONALLY DELETED]”.

(i)            Section 4.11 of the Indenture shall be replaced in its entirety with the following text: “SECTION 4.11  [INTENTIONALLY DELETED]”.

(j)            Section 4.12 of the Indenture shall be replaced in its entirety with the following text: “SECTION 4.12  [INTENTIONALLY DELETED]”.

(k)           Section 4.13 of the Indenture shall be replaced in its entirety with the following text: “SECTION 4.13  [INTENTIONALLY DELETED]”.

(l)            Section 4.14 of the Indenture shall be replaced in its entirety with the following text: “SECTION 4.14  [INTENTIONALLY DELETED]”.

(m)          Section 4.16 of the Indenture shall be replaced in its entirety with the following text: “SECTION 4.16  [INTENTIONALLY DELETED]”.

(n)           Section 4.17 of the Indenture shall be replaced in its entirety with the following text: “SECTION 4.17  [INTENTIONALLY DELETED]”.

SECTION 1.3.  Amendment of Article V. Article IV of the Indenture is hereby amended as follows:

(a)           Section 5.01 of the Indenture shall be replaced in its entirety with the following text: “SECTION 5.01  [INTENTIONALLY DELETED]”.

(b)           Section 5.02 of the Indenture shall be replaced in its entirety with the following text: “SECTION 5.02  [INTENTIONALLY DELETED]”.

SECTION 1.4  Amendment of Article VI.  Article VI of the Indenture is hereby amended as follows:

(a)           Section 6.01(a) of the Indenture shall be amended to read in its entirety as follows: “(a)  the Company defaults in the payment of interest on the Notes when due, continued for 30 days;”.

(b)           Section 6.01(b) of the Indenture shall be amended to read in its entirety as follows: “(b) the Company defaults in the payment of principal of any Note when due at its Stated Maturity, upon optional redemption, upon required purchase, upon declaration or otherwise; and”.

(c)           Section 6.01(c) of the Indenture shall be replaced in its entirety with the following text: “(c)  [INTENTIONALLY DELETED]”.

(d)           Section 6.01(d) of the Indenture shall be replaced in its entirety with the following text: “(d)  [INTENTIONALLY DELETED]”.

(e)           Section 6.01(e) of the Indenture shall be amended to read in its entirety as follows: “(e)  the failure by the Company to comply for 60 days after receipt of written notice with it other agreements contained in this Indenture.”.

(f)            Section 6.01(f) of the Indenture shall be replaced in its entirety with the following text: “(f)  [INTENTIONALLY DELETED]”.

(g)           Section 6.01(g) of the Indenture shall be replaced in its entirety with the following text: “(g)  [INTENTIONALLY DELETED]”.

(h)           Section 6.01(h) of the Indenture shall be replaced in its entirety with the following text: “(h)  [INTENTIONALLY DELETED]”.

(i)            Section 6.02(b) of the Indenture shall be replaced in its entirety with the following text: “(b)  [INTENTIONALLY DELETED]”.

(j)            Section 6.02(c) of the Indenture shall be amended to read in its entirety as follows: “(c)  The Holders of a majority in principal amount of the Notes may, on behalf of the Holders of all the Notes, rescind and cancel an acceleration and its consequences (i) if the rescission would not conflict with any judgment or decree, and (ii) if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration.  No such rescission shall affect any subsequent Default or impair any right consequent thereto.”.

(k)           Section 6.04 of the indenture shall be corrected to replace the reference to “clauses (i) and (ii) of Section 6.01” with “subsections (a) and (b) of Section 6.01”.

SECTION 1.5  Amendment of Article VII.  Article VII of the Indenture is hereby amended as follows:

(a)           Section 7.07 shall be amended by the deletion, in its entirety, of the penultimate paragraph therein which, for the avoidance of doubt, began “When the Trustee incurs expenses” and ended “in the preceding paragraph or Section 6.10.”.

SECTION 1.6  Amendment of Article VIII.  Article VIII of the Indenture is hereby amended as follows:

(a)           Section 8.01(b) of the Indenture shall be amended to read in its entirety as follows: “(b)  Subject to Sections 8.01(c) and 8.02, the Company at any time may terminate (i) all its obligations under the Notes and this Indenture (‘legal defeasance option’), or (ii) its obligations under Section 4.09 (‘covenant defeasance option’).  The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

If the Company exercises its legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default with respect thereto.  If the Company exercises its covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in subsection (e) of Section 6.01.

Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.”.

(b)           Section 8.01(c) of the Indenture shall be amended to read in its entirely as follows: “(c) Notwithstanding subsections (a) and (b) above, the Company’s obligations in Sections 2.04, 2.06, 2.07, 2.08, 2.09, .2.10, 2.11, 2.12, 2.14, 2.16, 2.17, 6.07, 7.07, 7.08, 8.05 and 8.06 shall survive until the Notes have been paid in full.  Thereafter, the Company’s obligations in Section 7.07, 8.05 and 8.06 shall survive.”.

(c)           Section 8.02(c) of the Indenture shall be amended to read in its entirety as follows: “(c)  No Event of Default shall have occurred and be continuing on the date of such deposit (other than an Event of Default resulting from the borrowing of funds to be applied to such deposit);”.

(d)           Section 8.02(g) of the Indenture shall be replaced in its entirety with the following text: “(g)  [INTENTIONALLY DELETED]”.

(e)           Section 8.02(h) of the Indenture shall be replaced in its entirety with the following text: “(h)  [INTENTIONALLY DELETED]”.

SECTION 1.7  Amendment of Article IX.  Article IX of the Indenture is hereby amended as follows:

(a)           Section 9.04 of the Indenture shall be amended to read in its entirety as follows: “For so long as the TIA shall apply with respect to this Indenture, every amendment  to or supplement of this Indenture or the Notes shall comply with the TIA as then in effect.”.

SECTION 1.8  Amendment of Article I.  Article I of the Indenture is hereby amended as follows:

(a)           Section 1.01 shall be amended by the deletion of the following definitions in their entirety: Additional Assets; Additional Amounts; Attributable Debt; Average Life; Bridge Loan (such term having been added by the First Supplemental Indenture dated 3 April 2003); Capital Lease Obligation; Consolidated Coverage Ratio; Consolidated EBITDA; Consolidated Interest Expense; Consolidated Net Income; Credit Agreement; Currency Agreement; Disqualified Stock; Eligible Indebtedness; Hedging Obligations; Incur; Interest Rate Adjustment; Investment; Lien; Net Available Cash; Net Cash Proceeds; Permitted Bank Restrictions; Permitted Investment; Permitted Liens; Receivables and Related Assets; Receivables Program; Receivables Subsidiary; Refinance; Refinancing Indebtedness; Related Business; Restricted Payment; Restricted Subsidiary; Restructuring Credit Facility; Revolving Credit Facility; Sale/Leaseback Transaction; Secured Indebtedness; Significant Subsidiary; Strategic Assets; Subordinated Obligation; Term Loan Facility; Total Assets; Unrestricted Subsidiary; and Vendor.

(b)           The definition of “Affiliate” within Section 1.01 shall be amended to read in its entirety as follows: “‘Affiliate’ of any specified person shall mean any other Person, directly or indirectly, controlling or controlled by, or under direct or indirect common control with, such specified Person.  For the purpose of this definition, ‘control’ when used with respect to any Person shall mean the power to direct management policies of such Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms ‘controlling’ and ‘controlled’ have meanings correlative to the foregoing.”.

(c)           The definition of “Wholly Owned Subsidiary” within Section 1.01 shall be amended by replacing the term “Restricted Subsidiary” therein with the term “Subsidiary”.

(d)           Section 1.02 shall be amended by the deletion of references to the terms “Affiliate Transaction”, “Offer”, “Offer Amount”, “Offer Period”, “Purchase Date” and “Successor Company”.

SECTION 2.  Governing Law.  This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

SECTION 3.  Counterparts.  This Supplemental Indenture may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

SECTION 4.  Ratification.  Except as expressly amended hereby, each provision of the Indenture shall remain in full force and effect and, as amended hereby, the Indenture is in all respects agreed to, ratified and confirmed by each of the Company and the Trustee.

SECTION 5.  Effectiveness.  This Supplemental Indenture shall become effective upon due execution.

SECTION 6. Trustee.  The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture.  The recitals and statements herein are deemed to be those of the Company and not of the Trustee.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, as of June 30, 2003.

THIRD SUPPLEMENTAL INDENTURE

VANTICO GROUP S.A.

By:	/s/
Name:
Title:	CFO / Director

THE BANK OF NEW YORK, LONDON BRANCH,
as Trustee

By	/s/ Trevor Blewer
Name: Trevor Blewer
Title: Vice President

VANTICO GROUP S.A., as Issuer

and

THE BANK OF NEW YORK, as Trustee

Third Supplemental Indenture

Dated as of June 30, 2003